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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements
No. 333-25379 and No. 333-39070 of Tesoro Petroleum Corporation on Form S-8 and in Registration Statement No. 333-51789 of Tesoro Petroleum Corporation on Form S-3 of our report dated January 29, 2002 (February 20, 2002 as to Note Q, Subsequent Event), appearing in this Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP

San Antonio, Texas
February 21, 2002